Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March, 13, 2015, except for paragraphs 3, 4, 5 and 6 in Note 12, as to which the date is April 3, 2015, in Amendment No. 1 to the Registration Statement on Form S-1 (Form S-1 No. 333-202740) and related Prospectus of Cidara Therapeutics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young

San Diego, CA

April 3, 2015